Exhibit 10.51




                             TRADEMARK LICENSE AGREEMENT

                              dated as of July 13, 1990

                                    BY AND BETWEEN

                                   SIMMONS COMPANY

                                         AND

                          SIMMONS UPHOLSTERED FURNITURE INC.

                                  TABLE OF CONTENTS
                                  -----------------
                                                                         Page(s)

     ARTICLE I - Definitions   . . . . . . . . . . . . . . . . . . . . . . . . 2

     ARTICLE II - Grant of Licenses  . . . . . . . . . . . . . . . . . . . . . 4

     Section  2.1 - Grant of Trademark Licenses
     Section  2.2 - Licensed Territory
     Section  2.3 - Affiliates Rights

     ARTICLE  III - Sleep Galleries  . . . . . . . . . . . . . . . . . . . . . 7

     ARTICLE  IV - Royalties   . . . . . . . . . . . . . . . . . . . . . . . . 7

     ARTICLE  V - Warranties and Covenants   . . . . . . . . . . . . . . . . . 7

     Section 5.1 - Licensor's Warranties and Covenants
     Section 5.2 - Sales by Others in Licensed Territory

     ARTICLE VI - Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . 9

     Section 6.1 - Unauthorized Use of Licensed Trademarks by a Third
                   Party
     Section 6.2 - Claims of Infringement by a Third Party
     Section 6.3 - Violation by Licensor

     ARTICLE VII - Setoff Rights   . . . . . . . . . . . . . . . . . . . . .  11

     ARTICLE VIII - Term and Termination   . . . . . . . . . . . . . . . . .  12

     Section 8.1 - Term
     Section 8.2 - Termination by Licensor
     Section 8.3 - Reversion of Licenses
     Section 8.4 - Acknowledgement of Damage
     Section 8.5 - Insufficient Use of a Trademark

     ARTICLE IX - Dispute Resolution   . . . . . . . . . . . . . . . . . . .  14

     ARTICLE X - Miscellaneous   . . . . . . . . . . . . . . . . . . . . . .  15

     Section 10.1 - Construction
     Section 10.2 - Governing Law
     Section 10.3 - Transfer and Assignment
     Section 10.4 - License Agreement Only
     Section 10.5 - Notices
     Section 10.6 - Amendment and Modification
     Section 10.7 - Entire Agreement
     Section 10.8 - Severability
     Section 10.9 - Counterparts

     SCHEDULE  A - Other Trademarks
     SCHEDULE  B - Sleep Gallery License Agreement
     SCHEDULE  C - Existing Agreements
     SCHEDULE  D - Liens and Encumbrances
     SCHEDULE  E - Other Licenses
     SCHEDULE  F - Foreign Licenses

                             TRADEMARK LICENSE AGREEMENT
                             ---------------------------

         THIS TRADEMARK LICENSE AGREEMENT is made and entered into as of the 13th day of July, 1990, by and between SIMMONS COMPANY, a Delaware corporation ("Licensor"), and SIMMONS UPHOLSTERED FURNITURE INC., a Delaware corporation ("Licensee").

                                      RECITALS:
                                      ---------

         A. Licensor, SMU, Inc. (an Affiliate of Licensor), Licensee and Townhouse-Penthouse Industries, Inc. (an Affiliate of Licensee) have entered into an "Asset Purchase Agreement" dated as of July 6, 1990, pursuant to which Licensee is purchasing (i) certain assets of SMU, Inc. ("Seller") used incident to the manufacture and sale of Upholstered Products, and (ii) certain trademarks, trade names, patents and goodwill of Licensor utilized by Seller incident to the manufacture and sale of Upholstered Products.

         B. Licensor has represented to Licensee that it is the owner of the entire right, title and interest in and to the United States
     Trademarks SIMMONS(R), U.S. Trademark Registration Nos. 532,319 and 548,280, and the goodwill associated therewith (such trademarks, and all new registrations, applications for registration, new uses and variations of these trademarks, as updated from time to time, being hereafter referred to as the "SIMMONS(R) Trademarks").

         C. Licensor has represented to Licensee that it is the owner of the entire right, title and interest in and to certain other trademarks set forth in Schedule A attached hereto, and the goodwill associated therewith
              -----------
     (such trademarks, and all new registrations, applications for registration, new uses and variations of these trademarks, as updated from time to time, being hereafter referred to as the "Other Trademarks").

         D. Licensee is desirous of obtaining a license from Licensor to manufacture, package, market, and sell Upholstered Products which utilize the SIMMONS(R) Trademarks and/or the Other Trademarks, and Licensor is willing to license such trademarks to Licensee, according to the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and the provisions hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                ARTICLE I DEFINITIONS
                                          -----------

         Section 1.1. "Affiliate" with respect to any Person shall mean (i) any
         -------------
     other Person directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with, such Person, or (ii) the officers, directors or partners of such Person. For purposes hereof, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Section 1.2. "Bedding Products" means mattresses (excluding folding
         -------------
     mattresses used as components of Upholstered Products), box springs, day beds which are not substantially upholstered, trundle beds which are not substantially upholstered, water beds, hospital beds, adjustable beds, juvenile beds, bunk beds, pillows and mattress pads (including without limitation those used as components of Upholstered Products), bedding components (including without limitation, headboards, frames and platforms), related bedding accessories (including without limitation shams and dust ruffles) and other bedding products (other than Upholstered Products).

         Section 1.3. "Competitor" of Licensor shall mean any Person whose
         -------------
     business (i) primarily consists of the sale or manufacture of Bedding Products, or (ii) constitutes greater than four percent (4%) of the Bedding Products business in the Licensed Territory, and "Competitor" of Licensee shall mean any Person whose business (i) primarily consists of the sale or manufacture of Upholstered Products, or (ii) constitutes greater than four percent (4%) of the Upholstered Products business in the Licensed Territory.

         Section 1.4. "Licensed Products" shall mean Upholstered Products sold
         -------------
     under the Licensed Trademarks or under any trademark which is identical or confusingly similar to any of the Licensed Trademarks.

         Section 1.5. "Licensed Territory" shall mean the United States of
         -------------
     America, the District of Columbia and Puerto Rico.

         Section 1.6. "Licensed Trademarks" shall mean (i) the SIMMONS(R)
         -------------
     Trademarks, (ii) the Other Trademarks, and (iii) the Combination Marks.

         Section 1.7. "Non-Exclusive Products" means (i) mattresses (other than
         -------------
     folding mattresses used as components in Upholstered Products) which presently or in the future may be used interchangeably as either Bedding Products or as components of Upholstered Products, (ii) substantially upholstered day beds and

















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



     substantially upholstered trundle beds (including trundle beds that are integrated components of substantially upholstered day beds), and (iii) office furniture (to the extent manufactured and sold in an office furniture business for the office furniture market) in the nature of desk chairs, conference room chairs, stationary chairs and couches (but not of a convertible nature).

         Section 1.8. "Non UA Parent" shall mean a holding company without any
         -------------
     operating business which (i) meets the requirements in clauses (iv) and (v) of the definition of Upholstery Affiliates; and (ii) has at least one direct or indirect subsidiary which is an Upholstery Affiliate; provided, however, that a Non UA Parent may become an operating company if and only if it meets the requirements of an Upholstery Affiliate.

         Section 1.9. "Person" shall mean any individual, corporation,
         -------------
     partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

         Section 1.10. "Restricted Bedding Products" shall mean Bedding Products
         --------------
     other than (i) mattresses which presently or in the future may be used interchangeably as either Bedding Products or as components of Upholstered Products, but only to the extent that such mattresses are used as components of Upholstered Products sold by Licensee or its Affiliates (and then only to the extent of such use), or (ii) pillows, mattress pads, shams and dust ruffles which are original components in, or replacement components for, any other Upholstered Product only to the extent that such items themselves (as opposed to an Upholstered Product of which they are a component) are not labelled as products utilizing any of the Licensed Trademarks.

         Section 1.11. "Sleep Galleries" shall mean the retail outlets, now or
         --------------
     hereafter in operation, and any successors thereto, from which Bedding Products and certain Upholstered Products are sold at retail to the general public under license from Licensor pursuant to license agreements substantially in the form of Schedule B attached hereto, or such other form
                                  -----------
     as may be approved by Licensee, which said approval shall not be unreasonably withheld.

         Section 1.12. "Upholstered Products" means the following items of
         ---------------
     upholstered furniture: convertible beds, substantially upholstered day beds, substantially upholstered trundle beds (including trundle beds that are integrated components of substantially upholstered day beds), sleep sofas, recliners, incliners, motion furniture, chairs, sofas, couches, love seats, sectional pieces, other upholstered seating items used or usable for household purpose (regardless whether manufactured or sold as household furniture, institutional furniture, contract furniture or otherwise), and related components and accessories (including such items as cushions, slipcovers and casters, but excluding such items as end tables and lamps) therefor (but including pillows, mattress pads, shams and dust ruffles which are original components in, or replacement components for, the foregoing products only to the extent that such items themselves (as opposed to an Upholstered Product of which they are a component) are not labelled as products utilizing any of the Licensed Trademarks), folding mattresses sold as an original component in, or as a replacement component for, any of the foregoing products, and all other mattresses sold by Licensee or its Affiliates as an original component in, or as a replacement component for, any of the foregoing products which products are manufactured by or for Licensee or its Affiliates. Upholstered Products shall not include (i) dining room chairs, dinette chairs, kitchen chairs, and love chests and (ii) Bedding Products other than those mattresses described above in accordance with the limitations described above.

         Section 1.13. "Upholstery Affiliate" shall mean any Affiliate with
         --------------
     respect to which the following requirements must be met, commencing with the date on which the Affiliate becomes an Upholstery Affiliate and continuing at all times thereafter, (i) at least ninety-five percent (95%) of its net sales (on an unconsolidated basis) in each fiscal year consists of sales of Upholstered Products, (ii) not more than five percent (5%) of its net sales (on an unconsolidated basis) in each such fiscal year consists of accessories to Upholstered Products used with room groupings [e.g. tables (excluding dinettes), lamps, wicker and/or rattan products, mirrors, etc.], (iii) all of its subsidiaries, if any, are Upholstery Affiliates, (iv) neither it nor any direct or indirect lineal subsidiary thereof is engaged in the Production of Restricted Bedding Products, and
     (v) no Competitor of Licensor is a direct or indirect lineal parent of such Affiliate (nothing set forth herein shall prevent a brother/sister corporation or other non-parent Affiliate of a direct or indirect lineal parent of an Upholstery Affiliate from being a Competitor of Licensor).

                                      ARTICLE II

                                  GRANT OF LICENSES
                                  -----------------

         Section 2.1 - Grant of Trademark Licenses. (a) Subject to the
         ------------  -----------------------------
     provisions of this Section 2.1, Article III, and Schedule C attached
                                                      -----------
     hereto, Licensor hereby grants to Licensee the exclusive and perpetual, royalty-free (other than the Paid-Up Royalty described in Article IV) right, license and privilege to (i) use the SIMMONS(R) Trademarks on or in connection with the manufacture, sale, packaging, marketing, distribution, advertisement and/or promotion (hereinafter collectively referred to as "Production") of Upholstered Products, (ii) use the Other Trademarks on or in connection with the Production of Upholstered Products, and (iii) to the extent that and only to the extent that Seller has heretofore used or Licensor now or hereafter uses any of the Simmons(R) Trademarks or Other Trademarks in combination with any drawing, word, mark, symbol, emblem or logo (the "Combination Mark") which Licensor is free to license to Licensee, use each such Combination Mark on or in connection with the Production of Upholstered Products; provided, however, that nothing set forth herein shall constitute a grant to Licensee to use any of the Licensed Trademarks as part of the name of any retail outlet, and all licenses granted herein shall be in accordance with the guidelines set forth in Section 2.1(e) hereof.

         (b) The licenses being granted to Licensee in this Section 2.1 are hereinafter sometimes collectively referred to as the "Trademark Licenses".

         (c) The licenses granted herein to Licensee to use the SIMMONS(R) Trademarks shall not apply to the use of such mark on mattresses to be used in Upholstered Products sold by License unless those mattresses are also sold under the Other Trademarks or the BEAUTYREST(R) Trademarks according to the terms of the BEAUTYREST(R) Trademark License Agreement dated the date hereof between the parties hereto. For example, the license authorizes Licensee to sell a "Simmons(R) Maxipedic(R) mattress" as a component of an Upholstered Product but not a "Simmons(R) mattress".

         (d) Licensor retains (i) all rights in the Licensed Trademarks not specifically licensed to Licensee, including the right to use, and to license others to use, the Licensed Trademarks, alone or in conjunction with any other word, mark, symbol, logo or name on or in connection with the Production of any goods other than Upholstered Products; and (ii) the right to use (and Licensee also has the right to use) the Licensed Trademarks with respect to Non-Exclusive Products.

         (e) The Trademark Licenses are being granted to Licensee for use in accordance with the following guidelines: (i) the Licensed Products shall, at all times, meet at least the standards of quality of materials and workmanship presently maintained by Licensor or Seller with respect thereto; (ii) all labels for, and packaging and advertising of, the Licensed Products in connection with the Licensed Trademarks shall be consistent with the standards reasonably promulgated by Licensor; (iii) Licensor shall have the right, twice a year (or more frequently if Licensor reasonably believes a problem exists) and on reasonable request, to inspect the Licensed Products, and to obtain samples of all labels, packaging and advertising on which any of the Licensed Trademarks are utilized; (iv) the Licensed Trademarks shall be physically affixed or attached to the Licensed Products sold under those marks, in such a manner so as to at all times constitute legal and authorized use of the same;
     (v) the Licensed Products are to be manufactured, sold and distributed in accordance with all applicable laws; (vi) Licensee itself shall at all times meet all of the requirements that are applicable to an Affiliate in order to satisfy the definitional requirements of an Upholstery Affiliate; (vii) any direct or indirect lineal parent of Licensee which is a licensee, sublicensee or assignee of the Simmons Trade Name must satisfy the definitional requirements of an Upholstery Affiliate or be a Non UA Parent, and (viii) the Licensed Trademarks may not be used in or as part of the corporate name or tradename of Licensee or any Affiliate of Licensee, on business cards, stationery or envelopes. Notwithstanding the foregoing, the marks S and House Design, U.S. Registration No. 1,018,764 and S and House Logo, U.S. Registration No. 1,439,986 (the "House Marks") may be used on or as part of Licensee's business forms (e.g. invoices, purchase orders, receipts, acknowledgements and similar business forms), provided that any use of such House Marks by Licensee on business forms shall indicate on the page of such form on which the House Mark is used that such House Mark is a registered trademark of Simmons Company. Nothing in this subsection 2.1(e)(viii) shall be construed to (i) limit the rights of Licensee to the use of the Simmons Trade Name according to the provisions of the Trade Name License Agreement of even date herewith, or (ii) prohibit Licensee from exhausting its supply of business forms and stationery which use the House Marks, but which do not currently include the indication that such marks are the registered trademarks of Simmons Company. Nothing set forth herein shall prevent Licensee or any of its Upholstery Affiliates from using the Licensed Trademarks (i) for financial reporting purposes, or (ii) for public filings, or (iii) for press releases relating to the acquisition or financing of Licensee or any of its Upholstery Affiliates, or (iv) with respect to materials prepared for the purpose of selling, or offering for sale, the Licensee or any of its Upholstery Affiliates, or (v) as otherwise required by law.

         Section 2.2 - Licensed Territory. (a) Subject to the provisions of
         ------------  --------------------
     Sections 7.3(b), (c) and (f) of the Asset Purchase Agreement, the Trademark Licenses granted by Licensor to Licensee in this Article II are granted for use only in the Licensed Territory; and nothing set forth herein shall authorize Licensee or its Affiliates to manufacture, sell, distribute, advertise or promote in, or export to or import into, any country or territory outside of the Licensed Territory, any Licensed Products, or any other products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks, or sell or distribute any Licensed Products or any other products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks, to any person which intends, to the best knowledge of Licensee, directly or indirectly, to export the same to any country or territory outside of the Licensed Territory.

         (b) Licensee acknowledges that the Licensed Trademarks are known outside of the Licensed Territory.

         Section 2.3 - Affiliates Rights. Subject to the provisions of Section
         ------------  -------------------
     10.3 hereof, the rights, privileges and licenses granted to Licensee in this Agreement may, in Licensee's sole discretion, be sublicensed or otherwise transferred to or among Upholstery Affiliates of Licensee only.

                                     ARTICLE III

                                   SLEEP GALLERIES
                                   ---------------

         Notwithstanding any license granted to Licensee in this Agreement, Licensor shall have the right to sell, market, advertise and promote Upholstered Products to Sleep Galleries, in accordance with, and subject to the conditions of, Article III of that certain Patent and Technology License Agreement dated the date hereof by and between the parties hereto.

                                     ARTICLE IV

                                      ROYALTIES
                                      ---------

         Contemporaneous with the signing of this Agreement and as consideration for the Trademark Licenses being granted hereunder, Licensee is paying Licensor a lump sum paid-up royalty of Eight Hundred Thousand Dollars ($800,000.00) ("Paid-Up Royalty"), the receipt of which is hereby acknowledged; thereafter the Trademark Licenses granted herein shall be royalty-free.

                                      ARTICLE V

                               WARRANTIES AND COVENANTS
                               ------------------------

      Section 5.1 - Licensor's Warranties and Covenants.
     ---------------------------------------------------

         (a) Licensor represents and warrants to Licensee that as of the date of this Agreement (i) Licensor is the sole owner of the Licensed Trademarks in the Licensed Territory, free and clear of all liens, encumbrances, claims and restrictions of all kinds other than those set forth on Schedule D
                                                                 ----------
     attached hereto, none of which will disturb Licensee's rights hereunder;
     (ii) Licensor has the right, power and authority to enter into this Agreement and grant the licenses, rights and privileges in the Licensed Territory granted herein; (iii) except as set forth in Schedule E attached
                                                            ----------
     hereto, there are no outstanding assignments, grants, licenses, obligations or agreements by Licensor or arising as a result of Licensor's actions relating to the use of the Licensed Trademarks in the Licensed Territory or elsewhere, and none of such assignments, grants, licenses, obligations or agreements are inconsistent with the rights granted Licensee by this Agreement; (iv) to the knowledge of Licensor, immediately after the date of this Agreement, Licensee's use of the Licensed Trademarks in connection with the Production of Licensed Products in accordance with the terms of this Agreement does not, and will not, infringe any rights of any Person under any trademark or other laws of the Licensed Territory; (v) except for the trademarks (A) being sold to Licensee pursuant to the Asset Purchase Agreement, and (B) being licensed to Licensee under other agreements with Licensor, the Licensed Trademarks constitute all of the registered trademarks, and to the knowledge of Licensor, unregistered trademarks owned or used by Licensor or any of its Affiliates in connection with the Production of Upholstered Products; and
     (vi) except as set forth on Schedule F attached hereto, any and all
                                 ----------
     agreements pursuant to which Licensor authorizes the use of the Licensed Trademarks outside of the Licensed Territory by Persons other than Licensee contain appropriate restrictions so as to restrict the rights of such Persons to use the Licensed Trademarks incident to the Production of Upholstered Products in the Licensed Territory.

         (b) Licensor covenants and agrees that (i) the Licensed Trademarks shall be updated from time to time to reflect new trademarks within the Licensed Trademarks, all of which shall be deemed part of the licenses granted hereunder to Licensee, and (ii) to the extent that there are any additional trademarks, whether registered or unregistered, owned or used by Licensor or any of its Affiliates in connection with the Production of Upholstered Products which are not specifically being licensed to Licensee under this Agreement or any other agreement with Licensor, then such trademarks shall be automatically included as part of the Other Trademarks being licensed hereunder to Licensee on a royalty-free basis and Licensor will notify Licensee of the identity thereof.

         (c) Licensor shall, in its sole discretion and at its sole cost and expense, maintain each of the Licensed Trademarks in full force and effect; if Licensor fails to do so, Licensee may, after giving Licensor notice and an opportunity to maintain, renew or reregister any such Licensed Trademark during the twenty (20) day period following such notice, maintain, renew or reregister any such Licensed Trademark in Licensor's name and at the cost of Licensor unless Licensor notifies Licensee in writing of its intent to abandon such Licensed Trademark whereupon Licensee may register such Licensed Trademark its own name as the same may apply to Upholstered Products, and in such a case, Licensor shall execute and deliver to Licensee any such assignments and documents of transfer that Licensee may reasonably request in order to evidence the transfer of such abandoned Licensed Trademark to Licensee. In the event that Licensor decides not to renew a Licensed Trademark, Licensor shall use its best efforts to notify Licensee of such decision at least thirty (30) days prior to the expiration of such Licensed Trademark.

         (d) Except as set forth on Schedule C attached hereto, Licensor
                                    -----------
     covenants and agrees that it shall not use, nor authorize or license any other Person to use, in the Licensed Territory, the Licensed Trademarks, or any other mark or name identical or confusingly similar to the Licensed Trademarks, on or with respect to the Production of Upholstered Products.

          Section 5.2 - Sales by Others in Licensed Territory.
          ----------------------------------------------------

         (a) Except as provided in Section 2.1(d), Article III or Schedule C,
                                                                  -----------
     Licensor shall not, directly or indirectly, whether by ownership or control of another corporation or entity or otherwise, nor shall Licensor authorize any Person to, manufacture, sell, distribute, advertise or promote in, or export to or import into, the Licensed Territory any Licensed Products or any other Upholstered Products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks, or sell or distribute any Licensed Products or any other Upholstered Products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks, to any Person which intends, to the best knowledge of Licensor, directly or indirectly, to export the same to the Licensed Territory.

         (b) Licensor hereby represents and warrants to Licensee that, except as set forth in Schedule C, all of the existing license agreements between
                  ------------
     Licensor (or its Affiliates) and third parties relating to the Production of any products prohibit the licensees thereunder from (i) manufacturing, selling, distributing, advertising or promoting in, or exporting to or importing into, the Licensed Territory any Licensed Products or any other Upholstered Products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks, or (ii) selling or distributing any Licensed Products or any other Upholstered Products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks, to any Person which intends, to the best knowledge of Licensor, directly or indirectly, to export the same to the Licensed Territory.

                                      ARTICLE VI

                                      ENFORCEMENT
                                      -----------

         Section 6.1 - Unauthorized Use of Licensed Trademarks by a Third Party.
     ---------------------------------------------------------------------------

         (a) In the event either party becomes aware of any actual or suspected unauthorized use or infringement of any Licensed Trademarks used on or in connection with Upholstered Products, by any Person, said party may notify the other party to this Agreement, and Licensor may, at Licensor's sole cost and expense, take such action (including without limitation, bringing a suit against such Person) as may be reasonably required in order to protect fully the Licensed Trademarks, and Licensee's interest therein and rights with respect thereto.

         (b) In the event that Licensor fails to act pursuant to the provisions of Section 6.1(a), then any and all rights that Licensor may have to prevent the unauthorized use or infringement of any Licensed Trademarks referred to in Section 6.1(a) (whether by contract or otherwise) shall be automatically assigned to Licensee, and Licensee may, but shall not be obligated to, prosecute or settle any such action in the name of the appropriate party, and at Licensee's sole expense, except that in such case, Licensee may deduct the amount of such expenses (including without limitation, attorneys' fees and court costs) not otherwise specifically reimbursed to Licensee under any recoveries, damages or settlement amounts received as a result of any such action from any amounts due and payable by Licensee to Licensor (or to any of Licensor's Affiliates) pursuant to any agreement between the parties or their respective Affiliates; provided that Licensor may elect to take control of such action, at Licensor's expense, in the event that any proposed settlement or action by Licensee is reasonably believed by Licensor to have an adverse effect on the Licensed Trademarks. In the event that Licensor takes control of such action, any settlement or action made or taken by Licensee shall be in support and furtherance of Licensee's rights under this Agreement. In any such action taken by Licensee, Licensor shall provide any assistance reasonably requested by Licensee in the prosecution of such action, and if requested by Licensee, Licensor shall become the plaintiff of record in any such action provided that Licensee reimburses Licensor for all reasonable expenses incurred by Licensor while acting as such plaintiff.

         (c) In any infringement action provided for in this Section 6.1, the non-prosecuting party shall, at its own expense, be entitled to non-controlling participation through counsel of its own selection. Any recoveries, damages, or settlement amounts received as a result of any such action shall be equitably apportioned between Licensor and Licensee.

         Section 6.2 - Claims of Infringement by a Third Party. If any action or
     ----------------  -----------------------------------------
     claim is made against Licensee alleging that Licensee's use of the Licensed Trademarks in accordance with the terms set forth in this Agreement, infringes or violates the rights of others, or that Licensor is not the owner thereof, or that Licensee is not authorized to utilize the same, and if Licensee notifies Licensor of such alleged infringement, Licensor may defend such action and protect Licensee's rights hereunder. In the event that Licensor fails to promptly defend such action and provide Licensee with reasonable assurances that Licensor has the financial ability to satisfy any judgments or settlements with respect thereto, Licensee shall have the right, but not the obligation, to defend such action at Licensor's cost and Licensee may deduct all expenses so incurred from any amounts due and owing by Licensee to Licensor (or to any of Licensor's Affiliates) pursuant to any agreement between the parties or their respective Affiliates.

         Section 6.3 - Violation by Licensor. (a) In the event that Licensor or
         ------------  -----------------------
     any Affiliate of Licensor violates any of the provisions of this Agreement and the licenses granted to Licensee hereunder, Licensee shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any of the rights and remedies available to Licensee under law or in equity: (i) Licensee may enjoin the continuance of said violation as hereinafter set forth, and (ii) if said violation is not cured within thirty (30) days after receipt by Licensor of written notice calling attention to said violation, specifying the nature thereof and the action required to correct the violation, as partial compensation for violation prior to cessation of such violation, Licensor shall pay to Licensee, as liquidated damages, an amount equal to Fifty Dollars ($50.00) for each Upholstered Product sold by any Person as a direct or indirect result of Licensor's violation of the provisions of this Agreement.

         (b) The parties hereto recognizing that irreparable injury will result to Licensee, its business and property in the event of a breach of the provisions of this Agreement by Licensor (or any of its Affiliates), agree that in the event of a violation of such covenants by Licensor or any of its Affiliates, Licensee shall be entitled, in addition to its other rights, remedies and damages, to the issuance of restraining orders or injunctions, both temporary and permanent, in order to restrain the continuing violation of said covenants by Licensor (and/or its Affiliates), and all Persons acting for or with them.

         (c) Nothing contained in this Section 6.3 is intended to relieve Licensor from any liability it may otherwise have for any breach of any provision of this Agreement.

         (d) In the event that Licensor or any Affiliate of Licensor violates any of the provisions of this Agreement or the licenses granted to Licensee hereunder, Licensee shall be entitled to recover all costs and expenses (including without limitation, court costs and attorneys' fees) incurred by Licensee in enforcing the provisions of this Agreement and pursuing its rights and remedies hereunder.

                                     ARTICLE VII

                                     SETOFF RIGHTS
                                     -------------

         In the event that Licensor (or any Affiliate of Licensor) breaches or defaults in the performance of any of its representations, warranties, covenants or obligations under this Agreement, Licensee shall have the right, in addition to all other rights and remedies available, whether at law or otherwise, to setoff the amount of any and all damages, costs, losses, and/or expenses (including without limitation, attorneys' fees and court costs) resulting from such breach or default, against any and all amounts due and payable by Licensee (or any of its Affiliates) to Licensor (or any of its Affiliates) pursuant to any agreement(s) between Licensor and Licensee and/or their respective Affiliates. Any setoff made by Licensee (or any of its Affiliates) in good faith as provided for above shall not constitute an event of default by Licensee (or any of its Affiliates) under this Agreement, the Asset Purchase Agreement, or any other agreement, even if it should later be determined that Licensee (and/or its Affiliates) are not entitled to setoff rights as aforesaid; provided, however, that any amount wrongfully setoff shall bear interest from the date when such payment was due, at an annual rate equal to the lesser of (i) five percent (5%) over the base rate charged by Citibank, N.A., and (ii) the maximum rate permitted by law, which said interest shall be payable within thirty
     (30) days after a decision has been entered by an arbitrator (or other competent authority) in accordance with the provisions of this Agreement.

                                     ARTICLE VIII

                                 TERM AND TERMINATION
                                 --------------------

         Section 8.1 - Term. The term of this Agreement and the Trademark
         ------------  ------
     Licenses granted hereunder shall commence on the date of this Agreement and shall continue perpetually, except as otherwise set forth, and only as set forth, in this Article VIII. Licensor acknowledges and agrees that Licensor shall not have any right to terminate the licenses granted to Licensee hereunder except as provided in Section 8.2 and then only after a decision as to default has been made pursuant to Article IX and only if Licensee fails to comply with such decision.

         Section 8.2 - Termination by Licensor. In the event that Licensee (or
         ------------  -------------------------
     any of its Affiliates) is in default of any material provision of this Agreement, and said default is not cured within thirty (30) days after receipt by Licensee (or its Affiliate) of written notice from Licensor calling attention to such default, specifying the nature thereof and the action required to correct the default, or if said default cannot be cured within thirty (30) days, if Licensee has not commenced curing said default and be diligently pursuing completion of same, Licensor may terminate the Trademark License relating to such default; provided, however, that in the event of a dispute or controversy pertaining to a default by Licensee under this Agreement, Licensor shall not be entitled to terminate any Trademark License or this Agreement until thirty (30) days after such dispute shall have been resolved in accordance with the procedures of Article IX hereof and only if Licensee fails to comply within said thirty (30) days with the decision of the arbitrator after such resolution has been determined.

         Section 8.3 - Reversion of Licenses. (a) Upon the termination of this
         ------------  -----------------------
     Agreement or any of the Trademark Licenses granted hereunder as herein set forth, all rights granted to Licensee (and any assignee, sublicensee or transferee of any such rights) pursuant to the terminated Trademark Licenses shall forthwith revert to Licensor (including the goodwill connected therewith), who shall be free to license others to use such terminated rights in connection with the Production of Upholstered Products in the Licensed Territory and, except as otherwise expressly permitted by this Agreement, Licensee shall refrain from further use of such terminated rights or from any term confusingly similar to the mark for which the licenses granted herein will have been terminated, either directly or indirectly, in connection with the Production of Upholstered Products.

         (b) Notwithstanding the provisions of Section 8.3(a), upon any such termination referred to therein, and unless the termination has resulted from poor quality of the Licensed Products, Licensee shall have the right to use such terminated rights until such time as all raw materials, work-in-process and finished goods associated therewith have been disposed of, provided, however, that in no event may Licensee use such terminated rights after the period ending six (6) months after said termination.

         Section 8.4 - Acknowledgement of Damage. Except as may otherwise be
         ------------  ---------------------------
     permitted by this Agreement, Licensee acknowledges that its failure to cease Production of the Licensed Products in the Licensed Territory and/or use in any way the Licensed Trademarks or any other marks identical or confusingly similar to the Licensed Trademarks, at the termination of this Agreement or the termination of any license granted herein will result in immediate and irreparable damage to Licensor and to the rights of any subsequent licensee of Licensor. Licensee acknowledges and admits that there is no adequate remedy at law for failure to cease such activities and Licensee agrees that in the event of such failure, Licensor shall be entitled to equitable relief by way of injunctive relief and such other relief as any court with jurisdiction may deem just and proper,

         Section 8.5 - Insufficient Use of a Trademark. In the event any
         ------------  ---------------------------------
     Licensed Trademark registered in the Licensed Territory shall not have been sufficiently used by Licensee in the Licensed Territory for such a period that under applicable laws Licensor's ownership right to such Licensed Trademark shall be subject to forfeiture, Licensor shall give notice of such fact to Licensee and (i) if Licensee fails to sufficiently use said Licensed Trademark so as to prevent the forfeiture of Licensor's registration (as determined pursuant to Article IX hereof), then Licensor may by written notice, convert to non-exclusive use, the Trademark License with respect to such Licensed Trademark only, or (ii) if Licensee notifies Licensor of its intent to discontinue use of said Licensed Trademark, then Licensor may terminate the license of said Licensed Trademark only, and Licensor shall thereafter have the right to use or license others to use such Licensed Trademark in connection with the Production of the Licensed Products for use with respect to which such Licensed Trademark was registered in the Licensed Territory.

                                      ARTICLE IX

                                  DISPUTE RESOLUTION
                                  ------------------

         Any controversy or claim arising out of or relating to this Agreement (except for any controversy or claim arising out of or relating to the restrictive covenants and remedies thereunder set forth in Article VI as to which the parties withhold any grant of jurisdiction to the arbitrator, instead reserving such claim or controversy for resolution by a court of competent jurisdiction) shall be settled by binding and conclusive arbitration in accordance with the commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, subject to the following terms, conditions and exceptions:

         (a) There shall be a single arbitrator who shall be an attorney and whose selection shall be made in accordance with the procedures then existing for the selection of such arbitrators by the American Arbitration Association.

         (b) The jurisdiction of the arbitrator and the arbitrability of any issue raised by the parties shall be decided by the arbitrator in the first instance.

         (c) The venue of any arbitration shall be Chicago, Illinois and such arbitration shall be conducted in accordance with the procedural laws of the State of Illinois, including the Illinois Uniform Arbitration Act (Ill. Rev. Stat. Ch. 10 paragraph 101 et seq.).

         (d) Notwithstanding any provision of the Illinois Code of Civil Procedure or the Rules of the American Arbitration Association to the contrary, each party shall have all of the rights of discovery pertaining to civil litigation as provided in the Federal Rules of Civil Procedure.

         (e) Insofar as possible, sufficient time shall be designated in consecutive business days to allow for completion of the arbitration proceedings without interruption or adjournments.

                                      ARTICLE X

                                     MISCELLANEOUS
                                     -------------

         Section 10.1 - Construction. As used in this Agreement, unless the
         -------------  --------------
     context otherwise requires: (a) the terms defined in this Agreement shall have been the meaning set forth in this Agreement for all purposes; (b) references to "Article" or "Section" are to an article or section hereof;
     (c) all "Schedules" referred to herein are incorporated in this Agreement by reference and made a part hereof; (d) "include", "includes", and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (e) "writing", "written", and comparable terms refer to printing, typing, lithography, and other means of reproducing words in a visible form; (f) unless otherwise indicated, "hereof", "herein", "hereunder", and comparable terms refer to the entirety of this Agreement and not to any particular article, section, or other subdivision of this Agreement or attachment to this Agreement; (g) "knowledge" means the actual knowledge of the appropriate party or any of its Affiliates, including the actual knowledge of the officers, directors or employees of the appropriate party or any of its Affiliates; (h) references to any gender include references to all genders; (i) references to an agreement or other instrument are referred to as amended and supplemented from time to time; and (j) the table of contents and headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define, or limit any of the terms or provisions hereof.

         Section 10.2 - Governing Law. This Agreement, and all of the rights and
         -------------  ---------------
     obligations of the parties hereunder, shall be governed by and constructed in accordance with the internal laws of the State of Georgia, and the laws of the United States of America (regardless of the laws that might otherwise govern under applicable conflicts of law principles).

         Section 10.3 - Transfer and Assignment.
         ---------------------------------------

         (a) Subject to the restrictions set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. To the extent that Licensor assigns any of its right, title or interest in or to any of the Licensed Trademarks, the assignee of such Licensed Trademarks shall be bound by the provisions of this Agreement.

         (b) Licensee, any sublicensee and any other Person who now or hereafter is granted rights or interests hereunder in accordance with the terms hereof (and any of their successors or assigns) may, directly or indirectly, assign, license, sublicense or otherwise transfer any of its rights or interests under this Agreement to an Affiliate only if such Affiliate constitutes an Upholstery Affiliate.

         (c) Licensee, any sublicensee, and any other Person who now or hereafter is granted rights or interests hereunder in accordance with the terms hereof ("Transferor") may, directly or indirectly, assign, license, sublicense or otherwise transfer any of its rights or interests under this Agreement to a Person who is not an Affiliate ("Non-Affiliate Transferee"), provided that (i) such transfer is of all of the rights and interests of Transferor and all Affiliates of Transferor who have any rights, licenses, sublicenses or other rights or interests under this Agreement, (ii) the Non-Affiliate Transferee meets all of the definitional requirements of an Upholstery Affiliate immediately after giving effect to the contemplated assignment and transfer, and (iii) the Non-Affiliate Transferee agrees to be bound by the provisions of this Agreement.

         (d) Transferor may be sold or otherwise transferred (whether by sale of substantially all of its assets, sale of stock, merger, consolidation, reorganization or otherwise) to a Non-Affiliate Transferee, provided that
     (i) the Person then having the rights and interests granted hereunder immediately after giving effect to such transaction (the "New-Licensee"), whether Licensee or some other Person, agrees to be bound by the provisions of this Agreement, (ii) the New-Licensee meets all of the definitional requirements of an Upholstery Affiliate, and (iii) the New-Licensee does not have a direct or indirect lineal parent that is a Competitor of Licensor. Nothing set forth herein shall be deemed to prohibit a Transferor or the direct or indirect lineal parent of the Transferor, from being sold or otherwise transferred to a Person whose Affiliate(s) (other than a direct or indirect lineal parent Affiliate) is a Competitor of Licensor, provided that all requirements hereof are met. Examples of the application of this subsection (d) are as follows: (A) if a Non-Affiliate Transferee buys the stock of Licensee, the parent corporation of such Non-Affiliate Transferee may not be a Competitor of Licensor; (B) if a Non-Affiliate Transferee acquires substantially all of the assets of Licensee thereby becoming the New-Licensee, said New-Licensee must, upon completion of such transaction, meet all of the definitional requirements of an Upholstery Affiliate; (C) if a Non-Affiliate Transferee merges with Licensee, the surviving corporation shall be the New-Licensee and must meet all of the definitional requirements of an Upholstery Affiliate; and (D) all of the capital stock of Licensee's parent corporation may be sold to a Person who is not a Competitor of Licensor but who has a subsidiary and/or a brother/sister corporation that is a Competitor of Licensor.

         (e) Any attempted direct or indirect assignment, sublicense, license or other transfer (whether by sale of stock, sale of assets, merger, consolidation, reorganization or otherwise) of any rights or interests under this Agreement other than as provided above shall be null and void. No direct or indirect assignment, sublicense, license or other transfer (whether by sale of stock, sale of assets, merger, consolidation, reorganization or otherwise) as herein set forth shall release the Transferor of its obligations hereunder.

         (f) Notwithstanding anything herein to the contrary, Licensor shall not have the right to transfer or assign any or all of its rights or obligations hereunder to a Competitor of Licensee, and Licensee shall not have the right to transfer or assign any or all of its rights or obligations hereunder to a Competitor of Licensor.

         Section 10.4 - License Agreement Only. It is the intention of the
         -------------  ------------------------
     parties hereto to enter into a license agreement only and nothing herein contained shall be construed to regard the parties hereto as constituting partners or joint venturers, or to constitute the arrangement herein provided for as a partnership or joint venture.

         Section 10.5 - Notices. Any and all notices or other writings which are
         -------------  ---------
     required to be served, or which may be served under the provisions of this Agreement, shall be in writing, and shall be sufficiently served if delivered personally, by facsimile transmission, telexed or mailed by registered or certified mail (return receipt requested), postage prepaid or by a reputable overnight delivery service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

          To Licensor:   Simmons Company
                         6 Executive Park Drive
                         Atlanta, Georgia 30329
                         Attention: President

          Copy to:       Simmons Company
                         6 Executive Park Drive
                         Atlanta, Georgia 30329
                         Attention: General Counsel

          To Licensee:   Simmons Upholstered Furniture Inc.
                         c/o 1314 Hanley Industrial Court
                         St. Louis, Missouri 63144-1991
                         Attention: President

         Copies to:      AEA Investors, Inc.
                         Park Avenue Tower
                         65 East 55th Street
                         New York, New York 10022
                         Attention: Richard S. Strickler, Jr.

                                         and

                         Greensfelder, Hemker & Gale, P.C.
                         1800 Equitable Building
                         10 South Broadway
                         St. Louis, Missouri 63102
                         Attention: Edward A. Chod

         If mailed as aforesaid, seven (7) days after the date of mailing shall be the date notice shall be deemed to have been received unless mailed by overnight delivery service, in which case notice shall be deemed to have been received two (2) business days after delivery to such service.

        Section 10.6 - Amendment and Modification. This Agreement may be
        -------------  ----------------------------
     amended, modified or supplemented only by written agreement of all parties hereto.

        Section 10.7 - Entire Agreement. This Agreement, together with all
        -------------  ------------------
     Schedules attached hereto, sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, express or implied, oral or written, between the parties hereto.

         Section 10.8 - Severability. If any term or other provision of this
         -------------  --------------
     Agreement is invalid, illegal, or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any material manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 10.9 - Counterparts. This Agreement may be executed in two or
         -------------  --------------
     more counterparts, each of which shall be deemed to be an original but all which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                   SIMMONS COMPANY ("Licensor")

                                   By     /s/ Harlan B. Smith
                                        ---------------------------------
                                        Harlan B. Smith, Chief Financial
                                        Officer and Treasurer
     Attest:


     /s/
     ----------------------
          Secretary

                                   SIMMONS UPHOLSTERED FURNITURE INC.
                                   ("Licensee")

                                    By  /s/ Steven Funk
                                       ------------------------------
     Attest:                        Steven Funk, Vice President

     /s/
     ----------------------
         Secretary

                                      SCHEDULE A
                                      ----------

                                          TO
                                          --

                             TRADEMARK LICENSE AGREEMENT
                             ----------------------------

                                   Other Trademarks
                                   ----------------

1.    Mark                 Reg. Date          Reg. No.
      ----                 ---------          --------
      Album                 04/24/62           730,415
      Comfortorc            09/23/58           667,423
      Contour Flex*         09/10/85         1,359,240
      Countess              10/17/50           532,031
      Deep Sleep            06/09/31           283,763
      Deepsleep             12/13/49           518,793
      Duchess               05/30/50           525,695
      Graceline             03/16/26           210,476
      Golden Value          09/19/89         1,556,867
      Maxipedic             10/16/73           970,738
      Permaflex             01/23/40           374,647
      Regency               03/14/50           522,272
      Royalty               08/09/49           513,422
      S and House Design    08/26/75         1,018,764
      S & House Logo        05/19/87         1,439,986
      Simbolic              04/19/60           696,415
      Simcrest              03/23/65           787,168
      Simcrest              08/21/73           966,623
      Simcrest              07/07/59           681,470
      Simflex               11/13/62           740,633
      Simflex               01/23/73           951,439
      Simflex               11/28/67           839,577
      Simmons Company &
        Owl Design          11/29/27           235,949
      Simtorc               04/19/60           896,414
      Slumber Dream         11/21/50           533,564
      Slumber King          04/24/51           541,309
      Slumber Time          05/02/50           524,621
      Simcopedic            07/13/82         1,201,147
      Westminster           07/19/49           512,547

   * Subject to restrictions on manner of use set forth in Settlement Agreement between Contour Chair - Lounge Co., Inc. and Simmons U.S.A. Corporation.

2.   Puerto Rican Registered Trademarks
     ----------------------------------

     Mark                  Reg. Date           Reg. No.
     ----                  ---------          --------

     Maxipedic              08/05/88            28,086
     S and House Design     08/21/82            17,729
     Simmons                12/28/61             8,182

3. Any and all unregistered trademarks and trade names used on or in connection with the manufacture, sale, packaging, marketing, distribution, advertisement and/or promotion of Upholstered Products.

4. All rights in the United States and Puerto Rico to all drawings, symbols, logos, emblems, words and other information pertaining to any of the foregoing registered and unregistered trademarks to the extent of Licensor's interest therein, and to the extent that, and only to the extent that, the same are used on or in connection with the manufacture, sale, packaging, marketing, distribution, advertisement and/or promotion of Upholstered Products.

                                   SCHEDULE B
                                   ----------

                                       TO

                          TRADEMARK LICENSE AGREEMENT


                        Sleep Gallery License Agreement
                        -------------------------------

                                 [See Attached]

                                    EXHIBIT A

                              DESCRIPTION OF GOODS
                              --------------------

                                    EXHIBIT B

                                    TRADEMARKS
                                    ----------

                                   EXHIBIT C

                                  DISPLAY PLANS
                                  -------------

                                    EXHIBIT E

                             RETAIL FLOOR SPACE PLAN
                             -----------------------

                                   Schedule D
                                   ----------
                                       To
                                       --

                          Trademark License Agreement
                          ----------------------------

                             Liens and Encumbrances
                             ----------------------



1. Security Agreement dated as of January 17, 1989 among Simmons Company, the Grantors named therein, the Banks referred to therein and Chemical Bank, as Collateral Agent.

2. Patent, Trademark and Copyright Security Agreement dated as of January 17, 1989, among Simmons Company, the Grantors named therein, the Banks referred to therein and Chemical Bank, as Collateral Agent.

3. Patent, Trademark and Copyright Security Agreement dated as of September 27, 1989 among Simmons Company, the Grantors named therein, the Banks referred to therein and Chemical Bank, as Collateral Agent (pursuant to Credit Agreement).

4. Security Agreement dated as of September 27, 1989 among Simmons Company, the Grantors named therein, the Banks referred to therein and Chemical Bank, as Collateral Agent.

5. Patent, Trademark and Copyright Security Agreement dated as of September 27, 1989, among Simmons Company, the Grantors named therein, Chemical Bank, as Collateral Agent, and the Banks referred to therein (pursuant to Loan Agreement).

                                   SCHEDULE E
                                   ----------

                                       TO
                                       --

                          TRADEMARK LICENSE AGREEMENT
                          ----------------------------

                                 Other Licenses
                                 --------------



The following are material license agreements wherein Licensor herein or its Affiliates are licensor:

     Licensee                                     Territory
     --------                                     ---------

Simmons Universal Corporation,          U.S., juvenile and healthcare
Simmons Juvenile Products Company       markets
and Hausted, Inc.*

Little Folks, Ltd.                      Canada, juvenile market

La Nacional CXA                         Caribbean, bedding

Maxwell Products, Inc.                  U.S., adjustable beds

Haim Herman and PAMA, Ltd.              Israel

Companie Simmons S.A. de C.V.           Mexico, bedding and
                                        upholstery

Christie-Tyler plc                      Western Europe, Middle East,
                                        six central African
                                        countries, St. Martin

SJL Investment                          Japan, Hong Kong, Singapore,
                                        Macau

Simmons Asia Limited                    India, China, Tiawan,
                                        Phillipines and 15 other
                                        countries in Southeast Asia

Simmons Bedding Co. Pty. Ltd.           Australia, New Zealand, Fiji,
                                        New Guinea and certain
                                        neighboring islands

Young Bon (assigned to Simmons          Korea
Asia Limited)

Hermanos Cuens S.L. Dormilon            Spain

Simmons (Israel) Bedding                Israel and Israeli-controlled
Systems Ltd.                            territories

C.S. Wo & Sons, Ltd.**                  Hawaii

- ------------------------
     *    See Agreement dated 10/30/86
     **   A notice of termination was given on 6/26/90

                                   SCHEDULE F
                                   ----------

                                       TO
                                       --

                          TRADEMARK LICENSE AGREEMENT
                          ----------------------------

                                Foreign Licenses
                                ----------------



1. Agreement dated June 29, 1990 among Simmons Company, Simmons I.P., Inc. and Simmons Canada, Inc. which permits the licensee thereunder to manufacture (but not sell, market or distribute) products in the United States for export to and sale in Canada under certain of the Canadian counterparts to the Licensed Trademarks.

2. Agreement dated May 21, 1990 between Simmons Company and Compania Simmons S.A. de C.V. which permits the licensee thereunder to manufacture (but not sell, market or distribute) products in the United States for export to and sale in Mexico under certain of the Mexican counterparts to the Licensed Trademarks.

3. Agreement dated October 30, 1986 by and between Wickes/Simmons Bedding Ltd. and Little Folks, Ltd. wherein Little Folks, Ltd. is licensed to use certain of the Licensed Trademarks on juvenile products in Canada; however, sales and distribution in the United States may be permitted to the extent that the Agreement set forth in item 2 of Schedule C above governs.
     The Licensor makes no representation whether, or the extent to which, juvenile products as defined in such agreement includes Upholstered Products. Licensor further makes no representation whether Little Folks, Ltd. would be permitted under the agreement to sell and distribute juvenile products in the United States if the agreement listed in item 2 of Schedule C terminates.